Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Form S-8 of Romantique Ltd. of our report dated August 30, 2013 relating to our audit of the financial statements of Romantique Ltd. which appears in the Registration Statement on Form S-1. Amendment No. 3 of Romantique Ltd. for the period ended May 31, 2013.

/s/ WOLINETZ, LAFAZAN & COMPANY, P.C.
Rockville Centre, New York
May 1, 2014